UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2013

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 556-0311

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 13, 2013, Aastrom Biosciences, Inc. (the “Company”) issued a press release announcing the pricing of an underwritten public offering.  The Company agreed to offer and sell up to 29,000,000 shares of its common stock, no par value and warrants to purchase up to 29,000,000 shares of its common stock.  The common stock and warrants will be sold to investors in this offering at a negotiated price of $0.30 per share and $0.0001 per warrant.  The warrants have a per share exercise price of $0.375.  The Company expects to receive approximately $8,700,000 in gross proceeds from the offering before underwriting discounts and commissions and other estimated offering expenses.

The Company has also granted to the underwriters a 45-day option to purchase up to an additional 4,330,000 shares of its common stock and warrants to purchase up to 4,330,000 shares of its common stock to cover over-allotments, if any.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit  99.1         Press release of Aastrom Biosciences, Inc., dated August 13, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 13, 2013	Aastrom Biosciences, Inc.

		By:	/s/ Dominick C. Colangelo
Name: Dominick C. Colangelo
Title: Chief Executive Officer and President